UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)            May 15, 2006
ProCentury Corporation

(Exact name of registrant as specified in its charter)

Ohio	000-50641	31-1718622

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 Cleveland Avenue, Westerville, Ohio	43082

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code           614-895-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2006, the Compensation Committee of the Board of Directors of ProCentury Corporation (the “Company”) approved an annual retainer of $5,000 for its lead director appointed in the third quarter of 2005 and increased to $5,000 the annual retainer for the chairman of its Audit Committee, effective for fees paid in 2006.

Item 7.01.	Regulation FD Disclosure.

On May 15, 2006, the Company, announced that on such date its Board of Directors declared a dividend on the Company’s common shares of $0.035 per share payable on June 7, 2006 to shareholders of record on May 24, 2006. In addition, at the Company’s 2006 Annual Meeting of Shareholders held on May 15, 2006, Mr. Robert F. Fix, Mr. Christopher J. Timm and Mr. Robert J. Woodward, Jr. were reelected to the Company’s Board of Directors to serve as Class II directors until the 2009 annual meeting of shareholders.

A copy of the press release including such announcement is furnished as Exhibit 99.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits. Exhibit 99 — Press Release, dated May 15, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProCentury Corporation
Date: May 15, 2006	By:	/s/ Erin E. West
Erin E. West
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit 99	Press Release, dated May 15, 2006